                                                                    EXHIBIT 10.8

                           INDUSTRIAL LEASE AGREEMENT

                             BASIC LEASE INFORMATION

LEASE DATE:

September 1,  1991

LANDLORD:

AETNA LIFE INSURANCE COMPANY,
A Connecticut corporation

LANDLORD'S ADDRESS:

c/o Aetna Property Services, Inc.
Kodak Center
1740 Technology Drive, Suite 600
San Jose, California 95110

TENANT:

Adaptive Circuits, A Division of Viko Technology., Inc.
_______________________________________________________

TENANT'S ADDRESS:

1585-A Mabury Road,
San Jose, CA 95133

PREMISES
SQUARE FOOTAGE:

Approximately Eighteen Thousand Six Hundred
______________(18,600 ) rentable square feet.

PREMISES ADDRESS:

1585-A Mabury  Road
San Jose , California   95133

BUILDING:

Building - "A"
San Jose , California

MONTHS OF TERM:

Sixty    ( 60 )  months

MONTHLY BASE RENT:

Months       Sq. Ft.     Monthly Rate     Monthly Rent
------      -------      ------------     ------------
1   -  12    18,600 x     $ .  513      =  $ 9,541.80
---------    ------       --------         ----------
13  -  24    18,600 x     $ . 5225      =  $ 9,718.50
--     --    ------       --------         ----------
25  -  36    18,600 x     $ .  532      =  $ 9,895.20
--     --    ------       --------         ----------
37  -  48    18,600 x     $ .  532      =  $ 9,895.20
--     --    ------       --------         ----------
49  -  60    18,600 x     $ . 5415      =  $10,071.90
--     --    ------       --------         ----------

PREPAID RENT:

N/A
Dollars ($ -0- )

MONTH TO WHICH
PREPAID RENT APPLIED:

N/A   (N/A) month of the Term

SECURITY DEPOSIT:

$20,000.00 (Certificate of Deposit) See Addendum  I
Dollars ($ 20,000.00 )

TENANT'S PROPORTIONATE:

Twenty Six and six tenths percent Eight and five tenths percent( 8.5%)- Park

SHARE:

Eight and five tenths PERCENT ( 26.6% ) - Building

PERMITTED USE:

Printed circuit board plating manufacture and other related uses.

BROKER(S):

Jeff Joffman & Greg Green of CB Commercial are
Representing Lessee and will be compensated by Lessee.

TENANT IMPROVEMENTS
ALLOWANCE:

Thirty Seven Thousand Two Hundred and no/100
Dollars ($  37,200.00 )

ARCHITECT:

Lessee's  choice to be approved by Lessor

EXHIBITS:

 EXHIBIT A     -  DIAGRAM OF THE PREMISES
 EXHIBIT B     -  TENANT IMPROVEMENTS
 EXHIBIT B-1   -  FINAL PLANS AND SPECIFICATIONS FOR
                  TENANT IMPROVEMENTS
 EXHIBIT C     -  COMMENCEMENT DATE MEMORANDUM

ADDENDUM OR ADDENDA:

Addendum I - Miscellaneous
Addendum II - Right of First Refusal
_______________________

Multi- Tenant with Tenant Improvements

                                TABLE OF CONTENTS

    PARAGRAPH                                                                 PAGE
    ---------                                                                 ----
1.    DEMISE.................................................................   4

2.    PREMISES ..............................................................   4

3.    TERM...................................................................   4

4.    RENT ..................................................................   4

5.    LATE CHARGE............................................................   6

6.    SECURITY DEPOSIT.......................................................   6

7.    POSSESION .............................................................   7

8.    USE OF PREMISES........................................................   7

9.    ACCEPTANCE OF PREMISES.................................................   7

10.   SURRENDER..............................................................   7

11.   ALTERATIONS AND ADDITIONS..............................................   8

12.   MAINTENANCE OF PREMISES................................................   8

13.   LANDLORD'S INSURANCE...................................................   9

14.   TENANT'S INSURANCE.....................................................   9

15.   INDEMNIFICATION........................................................   9

16.   SUBROGATION............................................................   10

17.   ABANDONMENT............................................................   10

18.   FREE FROM LIENS........................................................   10

19.   ADVERTISEMENTS AND SIGNS...............................................   10

20.   UTILITIES..............................................................   10

21.   ENTRY BY LANDLORD......................................................   10

22.   DESTRUCTION AND DAMAGE.................................................   10

23.   CONDEMNATION...........................................................   11

24.   ASSIGNMENT AND SUBLETTING..............................................   12

25.   TENANT'S DEFAULT.......................................................   13

26.   LANDLORD'S REMEDIES....................................................   14

27.   ATTORNEY'S FEES........................................................   15

28.   TAXES..................................................................   15

29.   EFFECT OF CONVEYANCE...................................................   15

30.   TENANT'S ESTOPPEL CERTIFICATE..........................................   15

31.   SUBORDINATION..........................................................   16

                                TABLE OF CONTENTS
                                   (Continued)

     SECTION                                                                  PAGE
     -------                                                                  ----
32.   ENVIRONMENTAL CONVENANTS...............................................   16

33.   NOTICES................................................................   17

34.   WAIVER.................................................................   18

35.   HOLDING OVER...........................................................   18

36.   SUCCESSORS AND ASSIGNS.................................................   18

37.   TIME...................................................................   18

38.   BROKERS................................................................   18

39.   LIMITATION OF LIABILITY................................................   18

40.   FINANCIAL STATEMENTS...................................................   18

41.   RULES AND REGULATIONS..................................................   18

42.   MORTGAGEE PROTECTION...................................................   19

43.   ENTIRE AGREEMENT.......................................................   19

44.   INTEREST...............................................................   19

45.   CONSTRUCTION...........................................................   19

46.   REPRESENTATIONS AND WARRANTIES OF TENANT...............................   19

EXHIBIT A:  DIAGRAM OF PREMISES

EXHIBIT B:  TENANT IMPROVEMENTS

EXHIBIT B-1:FINAL PLANS AND SPECIFICATIONS FOR TENANT IMPROVEMENTS

EXHIBIT C:  COMMENCEMENT DATE MEMORANDUM

                                 LEASE AGREEMENT

      This Lease Agreement is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information set forth on page 1 of this Lease Agreement ("Basic Lease Information") shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibit(s), the addendum or addenda described in the Basic Lease Information, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the "Lease".

            1. DEMISE: In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the "Premises"), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

            2. PREMISES: The Premises demised by this Lease is the square footage of space specified in the Basic Lease Information and has the address specified in the Basic Lease Information. The Premises are a part of and are contained in the Building specified in the Basic Lease Information. The location and dimensions of the Premises are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference. Tenant shall have the non-exclusive right to use the parking and other common areas on the real property on which the Building is situated (the "Property"). No easement for light or air is incorporated in the Premises.

            The Premises demised by the Lease shall also include the Tenant Improvements (as that term is defined in Exhibit B, attached hereto and incorporated herein by this reference) to be constructed by Landlord within the interior of the Premises. Landlord shall construct the Tenant Improvements on the terms and conditions set forth in Exhibit B. Landlord and Tenant agree to and shall be bound by the terms and conditions of Exhibit B.

            3. TERM: The term of this Lease (the "Term") shall be for the period of months specified in the Basic Lease Information, commencing on the earliest to occur of the following dates (the "Commencement Date"):

            (a) The date the Tenant Improvements are approved by the appropriate governmental agency as being in accordance with its building code and the building permit issued for such improvements, as evidenced by the issuance of a final building inspection approval; or

            (b) The date Landlord's architect and general contractor have both certified in writing to Tenant that the Tenant Improvements have been substantially completed in accordance with the plans and specifications therefor, or

            (c)   The date Tenant commences occupancy of the premises;

When the Commencement Date has been determined pursuant to the foregoing, Landlord and Tenant shall promptly execute a Commencement Date Memorandum in the form attached hereto as Exhibit C.

            4.    RENT:

            (a) BASE RENT. Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without offset or deduction, the monthly installments of rent specified in the Basic Lease Information (the "Base Rent").

            Upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Rent specified in the Basic Lease Information to be applied toward Base Rent for the month of the term specified in the Basic Lease Information.

            (b) ADDITIONAL RENT. In addition to the Base Rent, Tenant shall pay to Landlord, in accordance with this paragraph 4, Tenant's proportionate share (which is hereby agreed to be Tenant's Proportionate Share as specified in the Basic Lease Information) of the following items related to the Building, the Property, and/or the Outside Areas (as defined in Paragraph 4(b) (3)) (the "Additional Rent"):

      (1) TAXES AND ASSESSMENTS. All real estate taxes and assessments. Real estate taxes and assessments shall include any form of assessment, license, fee, tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is (i) determined by the area of the Premises, the Building or the Property, or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of Rent or other sums due under this Lease;
(ii) upon any legal or equitable interest of Landlord in the Premises, the Building or the Property, or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building or the Property; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building or the Property, whether or not now customary or within the contemplation of the parties; or (v) surcharged against the parking area. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies, and charges due to Proposition 13 or any other cause are to be included within the definition of real property taxes for purposes of this Lease.

      (2) INSURANCE. All insurance premiums, including premiums for "all risk," fire and extended coverage (including earthquake endorsements) insurance for the Building, public liability insurance, other insurance as Landlord deems necessary, and any deductibles paid under policies of any such insurance.

      (3) OUTSIDE AREAS EXPENSES. All costs to maintain, repair, replace, supervise, insure (including provision of public liability insurance) and administer the areas outside of the Building ("Outside Areas"), including parking areas, landscaping (including maintenance contracts), sprinkler systems, sidewalks, driveways, curbs, lighting systems, and utilities for Outside Areas.

      (4) PARKING CHARGES. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building, the Outside Areas and/or the Property.

      (5) MAINTENANCE AND REPAIR OF BUILDING. All costs to maintain, repair, and replace the structural portions of the roof, the roof coverings, the foundation, the floor slab, the load bearing walls, and the exterior walls (including the painting thereof) of the Building, the heating, ventilation, and air conditioning ("HVAC") systems serving the Building and/or the Premises (including the cost of the maintenance contracts), and all costs to maintain, repair and replace all utility and plumbing systems, fixtures and equipment located outside the Building.

      (6) MANAGEMENT AND ADMINISTRATION. All costs for management and administration of the Building and the Property, including a property management fee, accounting, auditing, billing, postage, employee benefits, payroll taxes, etc. The total fee charged for items in this paragraph shall equal ten percent (10%) of the sum of the total costs and expenses described in paragraph 4 (b) and its sub-paragraphs.

            (C)   PAYMENT OF ADDITIONAL RENT.

      (1) Upon commencement of this Lease, Landlord shall submit to Tenant an estimate of monthly Additional Rent for the period between the Commencement Date and the following December 31 and Tenant shall pay such estimated Additional Rent on a monthly basis concurrently with the payment of the Base Rent. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. By March 1 of each calendar year, Landlord shall endeavor to provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior calendar year, prorated from the Commencement Date during the first year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior calendar year (or portion thereof during which this Lease was in effect) is less than the actual Additional Rent chargeable to Tenant for such Prior calendar year, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior calendar year shall be credited towards the Additional Rent next due.

      (2) The actual Additional Rent for the prior calendar year shall be used for purposes of calculating Tenant's monthly payment of estimated additional Rent for the current year, subject to adjustment as provided above, except that in any year in which resurfacing of the parking area or material roof repairs are planned, Landlord may include the estimated costs of such work in the estimated monthly Additional Rent. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment, even though the term has expired and Tenant has vacated the premises failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant's obligation to pay Additional Rent as herein provided.

            (d) GENERAL PAYMENT TERMS. The Base Rent, additional rent and all other sums payable by Tenant to Landlord hereunder are referred to as the "Rent". All Rent shall be paid without deduction, offset or abatement in lawful money of the United States of America. Checks are to be made payable to Aetna Property Services and shall be mailed to: Aetna Property Services, Kodak Center, 1740 Technology Drive, #600, San Jose, California 95110, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. Rent for any partial month during the Term shall be prorated for the portion thereof falling due within the Term.

      5. LATE CHARGE: Notwithstanding any other provision of this Lease, Tenant hereby acknowledges that late payment to Landlord of Rent or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord's designated agent within ten (10) days after their due date, then Tenant shall pay to Landlord a late charge equal to ten percent (10 %) of such overdue amount, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the costs that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default which respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

           Initials:

           Landlord________________   Tenant______________

      6. SECURITY DEPOSIT: Concurrently with Tenant's execution of the Lease, Tenant shall deposit with Landlord the Security Deposit specified in the basic Lease Information as security for the full and faithful performance of each and every term, covenant and condition of this Lease. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy Tenant's default in the payment of any Rent, (b) to repair damage to the premises caused by Tenant, (c) to clean the Premises upon termination of this Lease, (d) to reimburse Landlord for the Payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant's default, or (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. Should Tenant faithfully and fully comply with all of the terms, covenants and conditions of this Lease, within thirty (30) days following the expiration of the Term , the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant's interest in this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to any interest on such deposit. If Landlord so uses or applies all or any portion of said deposit, within five
(5) days after written demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant's failure to do shall be a default under this Lease. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord's successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit.

      7.    POSSESION:

            (A) TENANT'S RIGHT OF POSSESSION. Subject to Paragraph 7(b), Tenant shall be entitled to possession of the Premises upon commencement of the Term.

            (B) DELAY IN DELIVERING POSSESSION. If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant at the commencement of the Term, this Lease shall not be void or voidable, nor shall Landlord, or Landlord's agent's, be liable to Tenant for any loss or damage resulting therefrom. Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant. That expiration date of the Term shall be extended by the same number of days that Tenant's possession of the Premises was delayed.

      8.    USE OF PREMISES:

                  (A) PERMITTED USES. The premises shall be used for the Permitted Uses specified in the Basic Lease Information and no other. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by applicable laws and regulations, or for any purpose that would vitiate the insurance or increase the premiums for insurance on the Premises or the Building. Tenant agrees not to overload the floor(s) of the Building.

                  (B) COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Tenant shall at Tenant's expense, faithfully observe and comply with all municipal , State and Federal statutes, rules, regulations, ordinances, requirements, and others, now in force or which may hereafter be in force pertaining to the Premises or Tenant's use thereof, including without limitation, any statutes, rules, regulations, ordinances, requirements, or orders requiring installation of fire sprinkler systems, seismic reinforcement and related alterations, and removal of asbestos, whether substantial in costs or otherwise, and all recorded covenants, conditions and restrictions affecting the property ("Private Restrictions") now in force or which may hereafter be in force; provided, however, that Tenant shall not be required to make structural changes to the premises or building not related to Tenant's specific use of the Premises unless the requirement for such changes is imposed as a result of any improvements or additions made or proposed to be made at Tenant's request. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such rule, regulation, ordinance, statute or Private Restriction, shall be conclusive of that fact as between Landlord and Tenant.

      9. ACCEPTANCE OF PREMISES: By entry hereunder, Tenant accepts the Premises as suitable for Tenant's intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof. Any Exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.

      10. SURRENDER: Tenant's agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by Acts of God, fire, and normal wear and tear excepted ), but with all interior walls painted or cleaned so they appear painted, any carpets cleaned, and with all floors cleaned and waxed, together with all alterations, additions and improvements which may have been made in or on the Premises; except that Tenant shall remove trade fixtures put in at the expense of Tenant and any improvements as to which Landlord has, prior to the date of surrender, consented to or requested removal; and (b) otherwise in accordance with Paragraph 32(f). Tenant shall repair all damage caused by such removal and otherwise restore the Premises in accordance with the preceding sentence at Tenant's sole cost and expense. On or before the expiration or sooner termination of this Lease, Tenant shall remove all of Tenant's personal property from the Premises. All property of tenant not so removed, unless such non-removal is consented to by Landlord, shall be deemed abandoned by Tenant, provided that in such event Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. If the Premises are not surrendered at the end of the term or sooner Termination of this Lease, and in accordance with the provisions of this Paragraph 10 and of Paragraph 321(f), Tenant hereby indemnifies Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding Tenant founded on such delay.

11. ALTERARIONS AND ADDITIONS:

      (A) Tenant shall not make, or permit to be made, any alteration or addition to the Premises, or any part thereof, without the prior written consent of Landlord, such consent not to be unreasonably withheld. See Addendum I.

      (B) Any alteration or addition to the Premises shall be at Tenant's sole costs and expense, in compliance with all applicable laws and requirements requested by Landlord, and in accordance with plans and specifications approved in writing by Landlord.

      (C) In the event Landlord consents to a proposed alteration or addition, such consent shall include Landlord's advice whether or not such proposed alteration or addition shall be required to be removed at the expiration or termination of this Lease. If Landlord fails so to advise Tenant regarding whether or not a proposed alteration or addition may be removed at the expiration or termination of this Lease, then Tenant shall be required to surrender the alteration or addition to Landlord with the Premises, without compensation to Tenant, at the expiration or termination of this Lease. All additions, alterations or improvements, including, but no limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures.

      (D) Tenant agrees not to proceed to make such alterations or additions, notwithstanding consent from Landlord to do so, until three business days after Tenant's receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements Tenant will at all times permit such notices posted and to remain posted until the completion of work.

12. MAINTENANCE OF PREMISES:

            (A) MAINTENANCE BY TENANT. Throughout the term, Tenant's shall, at its sole expense, (1) keep and maintain in good order and condition, repair, and replace the Premises, and every part thereof, including glass, windows, window frames, skylights, interior and exterior doors and door frames, and the interior of the Premises, (excepting only those portions of the Building to be maintained by Landlord, as provided in Paragraph 12(c) below), (2) keep and maintain in good order and condition, repair and replace all utility and plumbing systems, fixtures and equipment, including without limitation, electricity, gas, water, and sewer, located in or on the Premises, and furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, (3) repair all damage to the Premises, the Building or the Outside Areas caused by the negligence or willful misconduct of Tenant or its agents, employees, contractors or invitees. Tenant shall not do anything to cause any damage, deterioration or unsightliness to the Building and the Outside Areas.

            (B) LANDLORD'S RIGHT TO MAINTAIN AND REPAIR AT TENANT'S EXPENSE. Notwithstanding the foregoing, Landlord shall have the right, but not the obligation, the Tenant's expense, to enter the Premises and perform Tenant's maintenance, repair and replacement work. Within ten (10) days after invoice therefor from landlord, Tenant shall pay all reasonable costs and expenses incurred by Landlord in connection with such maintenance, repair and replacement work.

            (C) MAINTENANCE BY LANDLORD. Subject to the provisions of Paragraph 12(a),22 and 23, and further subject to Tenant's obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant's Proportionate Share of the cost and expense of the following items, Landlord agrees to repair and maintain the following items: the structural portions of the roof and the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages structural portions of the roof or the roof coverings), the foundation, the floor slab, the load bearing walls, and the exterior walls (excluding any glass therein but including the painting thereof) of the Building; the HVAC systems serving the Building and/or the Premises; the utility and plumbing systems, fixtures, and equipment located outside the Building; and the parking areas, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Outside Areas. Landlord shall not be required to repair or maintain conditions created due to any act, negligence or omission of Tenant or its agents, contractors, employees or invitees. Landlord's obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance, Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition.

            (D) TENANT'S WAIVER OF RIGHTS. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(1), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

      13. LANDLORD'S INSURANCE: Landlord shall purchase and keep in force fire, extended coverage and "all risk" insurance covering the Building. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises of any insurer necessary for the maintenance of reasonable fire and public liability insurance covering the Building and appurtenances. Landlord, at Tenant's cost, may maintain "Loss of Rents" insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the premises are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease.

      14.   TENANT'S INSURANCE:

            (A) PUBLIC LIABILITY INSURANCE. Tenant shall, at Tenant's expense, secure and keep in force a "broad form" public liability insurance and property damage policy covering the Premises and the Outside Areas, insuring Tenant and naming Landlord and its lenders as additional insured's, against liability arising out of the ownership, use, occupancy or maintenance of the Premises and all outside Areas. The minimum limit of coverage of such policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three- Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant's indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00). The limit of any insurance shall not limit the liability of Tenant hereunder. No policy shall be cancellable or subject to reduction of coverage, and loss payable clauses shall be subject to Landlord's approval. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rated A: XIII or better in Best's Key Rating Guide. A copy of said policy or a certificate evidencing to Landlord's reasonable satisfaction that such insurance is in effect shall be delivered to Landlord upon commencement of the Term, and thereafter whenever Landlord shall reasonably request.

            (B) PERSONAL PROPERTY INSURANCE. Tenant shall maintain in full force and effect on all of its fixtures and equipment on the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's possessions. Tenant shall furnish Landlord with a certificate evidencing to Landlord's reasonable satisfaction that such insurance is in effect, and whenever required, shall satisfy Landlord that such policy is in full force and effect.

            15.   INDEMNIFICATION:

            (A) OF LANDLORD. Tenant shall indemnify and hold harmless Landlord and agents, employees, partners, shareholders, directors, invitees, and independent contractors (collectively "Agents") of Landlord against and from any of all claims, liabilities, judgments, cost, demands, causes of action and expenses (including, without limitation, reasonable attorneys' fees) arising from (1) Tenant's use of the Premises or from any activity done, permitted or suffered by Tenant in or about the Premises, the Building or the Property, and
(2) any act, neglect, fault, willful misconduct or omission of Tenant, or Tenant's Agents or from any breach or default in the terms of this Lease by Tenant, and (3) any action or proceeding brought on account of any matter in Items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration of the Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause whatsoever (except that which is caused by the sole active negligence or willful misconduct by Landlord or its Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted of an unreasonable period of time after written notice of such failure), and Tenant hereby waives all claims in respect thereof against Landlord. The obligations of Tenant under this Paragraph 15 shall survive any termination of this Lease.

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

            (B) NO IMPAIRMENT OF INSURANCE. The forgoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

            16. SUBROGATION: Landlord and Tenant hereby mutually waive any claim against the other during the Term for any injury to person or loss of damage to any of their property located on or about the Premises, the Building or the Property that is cause by or results from perils covered by insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such injury, loss or damage, whether or not due to the negligence of the other party or its agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers and shall have their insurance policies indorsed to prevent in invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 16 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

            17. ABANDONMENT: Tenant shall not abandon the Premises at any time during the Term. In the event of abandonment, the rights and remedies of Tenant and Landlord shall be determined in accordance with the applicable California statutes in effect at the time of abandonment.

            18. FREE FROM LIENS: Tenant shall keep that Premises and the Property, free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant.

            19. ADVERTISEMENTS AND SIGNS: Tenant shall not place or permit to be placed in, upon, or about the Premises or the Property any signs, advertisements or notices without obtaining Landlord's prior written consent or without complying with applicable law, and will not conduct, or permit to be conducted, any sale by auction on the Premises or otherwise on the Property. Tenant shall remove any sign, advertisement or notice placed on the Premises by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises or the Property caused thereby, all at Tenant's expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises at Tenant's sole cost and expense.

            20. UTILITIES: Tenant shall pay for all water, gas, heat, light, power, telephone service and all other materials and services supplied to the Premises. If Tenant fails to pay for any of the foregoing when due, Landlord may pay the same and add such amount to the Rent

            21. ENTRY BY LANDLORD: Tenant shall permit Landlord and its Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice (except in the case of an emergency, for which no notice shall be required), and subject to Tenant's reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or Tenants or to alter, improve, maintain and repair the Premises as required or permitted of Landlord under the Terms hereof without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the negligence or willful misconduct of Landlord or its agents); and Tenant shall Permit Landlord to post notices of non-responsibility and ordinary "for sale" or "for lease" signs, provided that Landlord may post such "for lease" signs and exhibit the Premises to prospective tenants only during the six (6) months prior to termination of this Lease. No such entry shall be construed to be a forceable or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises.

            22.   DESTRUCTION AND DAMAGE:

            (A) If the Building is damage by fire or other perils covered by extended coverage insurance, Landlord shall, at Landlord's option:

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

            (1) In the event of total destruction (which shall mean destruction or damage in excess of twenty-five percent (25 %) of the full insurable value thereof) of the Building, elect either to commence promptly to repair and restore the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Building in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the occurrence of such destruction. If Landlords elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such total destruction.

            (2) In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof) of the Building for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Building maybe substantially repaired or restored to its condition existing immediately prior to such damage or destruction within one hundred eighty (180) days from the date of such destruction, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect. If such repair and restoration requires longer that one hundred eighty (180) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration. Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the destruction occurs. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such partial destruction.

            (3) Notwithstanding anything to the anything to the contrary contained in this Paragraph 22, in the event of damage to the Building or the Premises occurring during the last twelve (12) months of the Term, Landlord may elect to terminate this Lease by written notice of such election given to Tenant within thirty (30) days after the damage occurs.

            (B) If the Building is damaged by any peril not covered by extended coverage insurance, and the cost to repair such damage exceeds any amount Tenant may agree to contribute. Landlord may elect either to commence promptly to repair and restore the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Building, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the occurrence of such damage. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant's ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.

            (C) In the event of the repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant's use of the Premises is impaired during the period of such repair or restoration, to the extent of rental abatement insurance proceeds received by Landlord. Tenant shall not be entitled to any compensation or damages for loss of use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair or restoration

            (D) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only those portions of the Building and Premises which were originally provided at Landlord's expense, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant's expense, Tenant's fixtures, improvements, alterations and additions in and to the Premises or Building which were not provided at Landlord's expense.

            (E)   Tenant hereby waives the provisions of California Civil Code
Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 22 shall govern exclusively in case such destruction.

      23. CONDEMNATION: If twenty-five (25%) or more of the Building or the parking area for the Premises is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a "Condemnation"), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If the Building after any

Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant's business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. Tenant shall not because of such taking assert any claim against Landlord. Landlord shall be entitled to receive the proceeds of all Condemnation awards, and Tenant hereby assigns to Landlord all of its interest in such awards. If less than twenty-five percent (25%) of the Building or the parking area is taken, Landlord at its option may terminate this Lease. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the premises, to the extent of any Condemnation award received by Landlord, to substantially their same condition as existed prior to such Condemnation, allowing for the reasonable effects of such condemnation, and a proportionate abatement shall be made to that Base Rent corresponding to the time during which, and to the portion of the floor area of the Building (adjusted of any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the Event of a partial taking of the Premises, and any other applicable law now or hereafter enacted, are hereby waived by Landlord and Tenant.

      24.   ASSIGNMENT AND SUBLETTING

            (A) Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber these Lease or any interest herein,
(2) assign or transfer this Lease or any interest herein, sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents and invitees of Tenant excepted) to occupy or use the premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably. When Tenant requests Landlord's consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current financial statements for the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublet or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) cancel this Lease as of the commencement date stated in the proposed sublease or assignment, (2) acquire from Tenant the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease providing that such consent shall not be unreasonably withheld, any consent or refusal to consent shall be delivered to Lessee within 10 business days.

            (B) Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord may take into account the reputation and credit worthiness of the proposed assignee or subtenant, the character of the business proposed to be conducted in the Premises or portion thereof sought to be subleased, and the potential impact of the proposed assignment or sublease on the economic value of the Premises. In any event, Landlord may withhold its consent to any assignment or sublease, if (1) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 8(a) or (b) above or with any other lease which restricts the used to which any space in the Building maybe put, or (2) the proposed assignment or sublease requires alterations, improvements or additions to the Premises or portions thereof.

            (C) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent the difference, if any, between (1) the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and (2) the rent and any additional rent payable by the assignee or sub lessee to Tenant, after deducting the cost incurred by Tenant in connection with any such assignment or sublease. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord's prior written consent, and shall contain a provision directing to assignee or subtenant to pay the rent or other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. Landlord's collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord's consent shall be void, and shall, at the option of Landlord, constitutes a Default under this Lease.

            (D) Tenant shall pay Landlord's reasonable fees, not to exceed One Thousand Dollars ($ 1,000.00) per transaction, incurred in connection with Landlord's review and processing of documents regarding any proposed assignment or sublease.

            (E) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 24 on Tenant's ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to Transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the premises, or to allow any other person to occupy or use the Premises or any portion thereof.

      25. TENANT'S DEFAULT: The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("Default"):

            (A)   The abandonment of the Premises by Tenant;

            (B) Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of three (3) days after the same is due;

            (C)   A general assignment by Tenant for the benefit of creditors;

            (D) The filing of a voluntary petition in bankruptcy by Tenant, the filling of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant's creditors, said involuntary petition remaining undischarged for a period of sixty (60) days;

            (E) Receivership , attachment, or other judicial seizure of substantially all of Tenant's assets on the Premises such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

            (F) Failure of Tenant to execute and deliver to Landlord any estoppel, certificate subordination agreement, or lease amendment within the time periods and in the manner required by Paragraph 30 or 31 or 42;

            (G) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 24, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord's consent thereto;

            (H) Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 6 above;

            (I) Failure in the performance of any Tenant's covenants, agreements or obligations hereunder (except those failures specified as events of Default in other paragraphs of this Paragraph 25, which shall be governed by such other Paragraphs), which failure continues for (10) days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such ten (10) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion; and

            (J) Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. "Chronic delinquency" shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within three (3) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period. In the event of a Chronic Delinquency, in addition to Landlord's other remedies for Default provided in this Lease, at Landlord's option, Landlord shall have the right to require that Rent be paid by Tenant quarterly, in advance.

                  Tenant agrees that any notice given by Landlord pursuant to Paragraph 25(b), (i) or (j) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

            26.   LANDLORD'S REMEDIES:

            (A) TERMINATION. In the event of any default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

            (1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

            (2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

            (3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds that amount of such rental loss that Tenant proves could be reasonably avoided; plus

            (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other reasonable costs necessary or appropriate to relet the Premises; plus

            (5) such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

            (6) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subparagraph (1) and (2) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to twelve (12%) percent per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

            (B) CONTINUATION OF LEASE. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, Subject only to reasonable limitation).

            (C) RE-ENTRY. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

            (D) RELETTING. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in the Paragraph 26(b) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 26(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due the unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any cost and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

            (E) TERMINATION. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 26 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any relettng without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

            (F) CUMULATIVE REMEDIES. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

            (G) NO SURRENDER. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgement of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless, Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

            27. ATTORNEY'S FEES: In the event any legal action or proceeding, including arbitration and declaratory relief, is commenced for the purpose of enforcing any rights or remedies pursuant to this Lease, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys' fees, as well as cost of suit, in said action or proceeding, whether or not such action is prosecuted to judgment.

            28. TAXES: Tenant shall be liable for and shall pay, prior to delinquency, all taxes levied against personal property and trade or business fixtures of Tenant. If any alteration, addition or improvement installed by Tenant pursuant to Paragraph 11, or any personal property, trade fixture or other property of Tenant is assessed and taxed with the Property Tenant shall pay such taxes to Landlord within ten (10) days after delivery to Tenant of a statement therefore.

            29. EFFECT OF CONVEYANCE: The term "Landlord" as used in this Lease, means only the owner for the time being of the Property containing the Building, so that, in the event of any sale of the property or the Building, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing from and after the transfer, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Property or the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

            30. TENANT'S ESTOPPEL CERTIFICATE: From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, a written certificate stating (a) the date this Lease was executed, the Commencement Date of the Term and the date of the term expires;
(b) the date Tenant entered into occupancy of the Premises; (c) the amount of Rent and the date to which such Rent has been paid; (d) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or, if, assigned, modified, supplemented or amended, specifying the date and terms of any agreement so affecting this Lease) ; (e) that this Lease represents the entire agreement between the parties with respect to Tenant's right to use and occupy the Premises (or specifying such other agreements, if any);(f) that all obligations under this Lease to be performed by Landlord as of the date of such certificate have been satisfied (or specifying those as to which Tenant claims that Landlord has yet to perform); (g) that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or stating exceptions thereto); (h) that on such date there exist no defenses or offsets that Tenant has against the enforcement of this Lease by Landlord (or stating exceptions thereto); (i) that no Rent or other sum payable by Tenant hereunder has been paid more that one (1) month in advance (or stating exceptions thereto); (j) that security has been deposited with Landlord, stating the amount thereof; and (k) any other matters evidencing the status of this Lease that may be required either by a lender making a loan to Landlord to be secured by a deed of trust covering the Premises or by a purchaser of the Premises. Any such certificate delivered pursuant to this Paragraph 30 may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Premises. If Tenant shall fail to provide such certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Lanlord's election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

            31. SUBORDINATION: Landlord shall have the right to cause this Lease to be and remain subject and subordinate to any and all mortgages, deeds of trust and ground leases, if any ("Encumbrances") that are now or may hereafter be executed covering the Premises, or any renewals, modifications, consoliditations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event or termination of any such ground lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, the holder thereof ("Holder") shall agree to recognize Tenant's rights under this Lease as long as Tenant shall pay the rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) days after Landlords written request, Tenant shall execute, acknowledge and deliver any and all reasonable documents required by Landlord or the Holder to effectuate such subordination. If Tenant fails to do so, such failure shall constitute a Default by Tenant under this Lease. Notwithstanding anything to the contrary set forth in this Paragraph 31, Tenant hereby attorns and agrees to attorn to any person or entity purchasing or otherwise acquiring the Premises at any sale at other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

            32.   ENVIRONMENTAL CONVENANTS:

            (A) As used herein, the term "Hazardous Material" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city in which the Premises are located, the U.S Environmental Protection Agency, the Consumer Product Safety Commission, The Food and Drug Administration, the California Water Resources Control Board, the Regional Water Quality Control Board, San Francisco Bay Region, the California Air Resources Board, CAL/OSHA Standards Board, Division of Occupational Safety and Health, the California Department of Food and Agriculture, the California Department of Health Services, and any federal agencies that have overlapping jurisdiction with such California agencies, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include all of those materials and substances defined as "hazardous materials" or "hazardous waste" in Sections 66680 through 66685 of Title 22 of the California Administrative Code. Division 4, Chapter 30, as the same shall be amended from time to time, petroleum, petroleum-related substances and the by-products, fractions, constituents and sub-constituents of petroleum or petroleum-related substances, asbestos, and any other materials requiring remediation now or in the future under federal, state or local statutes, ordinances, regulations or policies.

                                 See Addendum I.

            (C) Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant, Landlord or the Premises concerning a Hazardous Material. Tenant acknowledges that Landlord, as the owner of the Premises, shall have the right, at its election, in its own name or as Tenant's agent to negotiate, defend, approve and appeal, at Tenant's expense, any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority.

            (D) If Tenant's storage, use or disposal of any Hazardous Material in, on or adjacent to the Premises results in any contamination of the Premises, the soil or surface or groundwater (1) requiring remediation under federal, state or local statutes, ordinances, regulations, or policies, or (2) at levels which are unacceptable to Landlord's reasonable judgment, Tenant agrees to clean up said contamination. Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any claims, liabilities, suits, causes of action, costs, expenses or fees, including attorneys' fees and costs, arising out of or in connection with any remediation, cleanup work, inquiry or enforcement proceeding in connection therewith, and any Hazardous Materials currently or hereafter used stored or disposed of by Tenant or agents, employees, contractors or invitees in, on or adjacent to the Premises.

            (E) Notwithstanding any other right of entry granted to Landlord under this Lease, Landlord shall have the right to enter the Premises or to have consultants enter the Premises throughout the term of this Lease for the purpose of (1) determining whether the Premises are in conformity with federal, state and local statutes, regulations, ordinances, and policies including those pertaining to the environmental condition of the Premises, (2) conducting an environmental audit or investigation of the Premises for purposes of sale, transfer, conveyance or financing, (3) determining whether Tenant has complied with this Paragraph 32, and (4) determining the corrective measures, if any, required of Tenant to ensure the safe use, storage and disposal of Hazardous Materials, or to remove Hazardous Materials (except to the extent used stored or disposed of by Tenant or its agents, employees, contractors or invitees in compliance with applicable law). Tenant agrees to provide access and reasonable assistance for such inspections. Such inspections may include, but are not limited to, entering the Premises or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the term of this Lease. To the extent such inspections disclose the presence of Hazardous Materials used, stored or disposed of by Tenant or its agents, employees, contractors, or invitees, Tenant shall reimburse Landlord for the cost of such inspections within ten (10) days of receipt of a written statement thereof. If such consultants determine that the Premises are contaminated with Hazardous Materials used, stored or disposed of by Tenant or its agents, employee's contractors or invitees, Tenant shall, in a timely manner, at its expense, remove such Hazardous Materials or otherwise comply with the recommendations of such consultants to the reasonable satisfaction of Landlord and any applicable governmental agencies. The right granted to Landlord herein to inspect the Premises shall not create a duty on Landlord's part to inspect the Premises, or liability of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

            (F) Tenant shall surrender the Premises to Landlord upon the expiration one earlier termination of this Lease free of debris, waste and Hazardous Materials used, stored or disposed of by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all governmental statutes, ordinances, regulations, and policies, recommendations of consultants hired by Landlord, and such other reasonable requirements as maybe imposed by Landlord.

            (G) Tenants obligations under this Paragraph 32 shall survive termination of this Lease.

            (H) Landlord hereby discloses to Tenant that the Premises and the property are or may be in an area in which contamination of soils or groundwater by Hazardous Materials may exist. If Tenant desires more definite information regarding the existence or possible existence of contamination by Hazardous Materials of soils or groundwater of or beneath the Premises, the Property, or other real property in the general area of the property, then Tenant shall investigate such matters.

            33. NOTICES: All notices and demands which may or are to be required or permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or overnight courier, addressed to the addressee at the address for such addressee as specified in the Basic Lease Information, or to such other place as such party may from time to time designate in a notice to the other party given as provided herein, or by telex or telecopy at the number therefor designated by the addressee in a written notice given as provided herein. Notice shall be deemed given upon the earlier of actual receipt or the third day following deposit in the United States mail in the manner described above.

            34. WAIVER: The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord on any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

            35. HOLDING OVER: Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord's remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate of one hundred fifty percent (150%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

            36. SUCCESSORS AND ASSIGNS: The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

            37. TIME: Time is of the essence of this Lease and each and every term, condition and provision herein.

            38. BROKERS: Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Broker(s) specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys' fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.

            39. LIMITATION OF LIABILITY: Tenant agrees that, in the event of any default or breach by Landlord with respect to any of the terms of the lease to be observed and performed by Landlord (a) Tenant shall look solely to the estate and property of Landlord or any a successor in interest in the Property and the Building, for the satisfaction of Tenant's remedies for the collection of a judgment (or judicial process) requiring the payment of money by Landlord;
(b) no other property or assets of Landlord, its partners, shareholder, officers, directors or any successor in interest shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies; (c) no personal liability shall at any time be asserted or enforceable against Landlord's partners or successors in interest (except to the extent permitted in (a) above), or against Landlord's shareholders, officers or directors, or their respective partners, shareholders, officers, directors or successors in interest; and (d) no judgment will be taken against any partner, shareholder, officer or director of Landlord. The provisions of this section shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

            40. FINANCIAL STAEMENTS: Within thirty (30) days after Landlord's request, Tenant shall deliver to Landlord the then current financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or complied by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

            41. RULES AND REGULATION: Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operating of the Building and parking and other common areas. Such rules may include but shall not be limited to the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said rules and regulations.

            42.   MORTGAGEE PROTECTION:

            (A) MODIFICATIONS FOR LENDER. If, in connection with obtaining financing for the Premises or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant's rights or increase Tenant's obligations under this Lease.

            (B) RIGHTS TO CURE. Tenant agrees to give to any trust deed or mortgage holder ("Holder"), by registered mail, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Tenant (if such notice to the Holder is required by this Paragraph 42(b)), whichever shall last occur, within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such (20) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

            43. ENTIRE AGREEMENT:This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect.

            44. INTEREST: Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within ten (10) days from when the same is due shall bear interest from such tenth (10th) day until paid at an annual rate equal to the maximum rate of interest permitted by law. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all cost and attorneys' fees incurred by Landlord in collection of such amounts.

            45. CONSTRUCTION: This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

            46. REPRESENTATIONS AND WARRANTIES OF TENANT: Tenant hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

            (A) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

            (B) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filling of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

            Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

LANDLORD:                                        TENANT:

AETNA LIFE INSURANCE COMPANY,          Adaptive Circuits, A Division
A Connection corporation               of Viko Technologies

By:    /s/ William E. Whitlow          By:      /s/ Pin Patel
   -------------------------------        --------------------------------

Printed Name: William E. Whitlow       Printed Name: Pin Patel  (Hand written)

Title:  Second Vice President          Title:   V.P. Finance    (Hand written)

                                       By:________________________________

                                       Printed Name:______________________

                                       Title:_____________________________

                             DIAGRAM OF THE PREMISES

                           [DIAGRAM OF THE PREMISES]

       PREMISES:
       1565 - A MABURY ROAD
       SAN JOSE, CA 95133

                                    EXHIBIT A

                               TENANT IMPROVEMENTS

      This exhibit, entitled "Tenant Improvements", is and shall constitute EXHIBIT B to the Lease Agreement, dated as of the Lease Date, by and between Landlord and Tenant for the Premises. The terms and conditions of this EXHIBIT B are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this EXHIBIT B have the meanings ascribed to such terms in the Lease.

      1. TENANT IMPROVEMENTS. Subject to the conditions set forth below, Landlord agrees to construct certain Tenant Improvements in the Premises pursuant to the terms of this EXHIBIT B.

      2. DEFINITION. "Tenant Improvements" as used in the Lease and this EXHIBIT B shall include only those improvements within the interior portions of the Premises which are depicted on the Final Plans and Specifications (hereafter defined in Paragraph 3) or described herein below. "Tenant Improvements" shall specifically not include any alterations, additions, or improvements installed or constructed by Tenant, and any of Tenant's personal property or trade fixtures.

      The Tenant Improvements may include:

            (a) Partitioning, doors, floor coverings, finishes, ceilings, wall coverings and painting, millwork and similar items.

            (b) Electrical wiring, lighting fixtures, outlets and switches, and other electrical work.

            (c) Duct work, terminal boxes, defusers and accessories required for the completion of the heating, ventilation and air conditioning systems serving the Premises, including the cost of meter and key control for after-hour air conditioning.

            (d) Any additional Tenant requirements including, but not limited to odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems.

            (e) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the building and serving the Premises.

            (f) All plumbing, fixtures, pipes, and accessories to be installed within the Building and serving the Premises.

                                    EXHIBIT B

      5. TENANT IMPROVEMENTS ALLOWANCE. Landlord shall provide an allowance for the planning and construction of the Tenant Improvements in the amount specified in the Basic Lease Information ("Tenant Improvements Allowance"). The Tenant Improvements Allowance shall be the maximum contribution by Landlord for the Tenant Improvements Cost, as defined in Paragraph 6. Should the actual cost of planning and constructing those Tenant Improvements depicted on the Final Plans and specifications be less than the Tenant Improvements Allowance, the Tenant Improvements Allowance shall be reduced to an amount equal to said actual cost.

      6. TENANT IMPROVEMENTS COST. The Tenant improvements Cost ("Tenant Improvements Cost") shall include all costs and expenses associated with the design, preparation, approval and construction of the Tenant Improvements, including, but not limited, to the following:

      (a) All costs of preliminary and final architectural and engineering plans and specifications for the Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

      (b) All costs of obtaining building permits and other necessary authorizations from local governmental authorities;

      (c) All costs of interior design and finish schedule plans and specifications including as-built drawings;

      (d) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit and the costs of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord's contractor in connection with construction of the Tenant Improvements;

      (e) All fees payable to the Architect and Landlord's engineering firm if they are required by Tenant to redesign any portion of the Tenant Improvements following Tenant's approval of the Final Plans and Specifications; and

      (f)   Utility connection fees.

In no event shall the Tenant Improvements Cost include any costs of procuring, constructing or installing in the premises any of Tenant's personal property or trade fixtures.

                                    EXHIBIT B

            7.    EXCESS TENANT IMPROVEMENTS COST AND RETENTION.

            8. CHANGE REQUEST. WHEN THE FINAL PLANS AND SPECIFICATIONS HAVE BEEN APPROVED BY LANDLORD, THERE SHALL BE NO CHANGES WITHOUT LANDLORD'S PRIOR WRITTEN CONSENT, EXCEPT FOR (A) NECESSARY ON-SITE INSTALLATION VARIATIONS OR MINOR CHANGES NECESSARY TO COMPLY WITH BUILDING CODES AND OTHER GOVERNMENTAL REGULATIONS;

            9. TERMINATION. If the lease is terminated prior to completion of the Tenant Improvements, for any reason due to the Default of Tenant under the Lease, in addition to any other damages available to Landlord, Tenant shall pay to Landlord, within five (5) days of receipt of a statement therefor, all costs incurred by Landlord through the date of termination in connection with the Tenant Improvements.

                                    EXHIBIT B

            11. DISCLAIMER. Landlord shall have no liability to Tenant in the event construction of the Tenant Improvements is delayed or prevented due to any cause beyond Landlord's reasonable control. If Tenant is entitled or permitted to enter the Premises prior to completion of the Tenant Improvements, Landlord shall not be liable to Tenant or its employees or agents for any loss or damage to property, or injury to person, arising from or related to construction of the Tenant Improvements. Tenant shall take all reasonable precautions to protect against such loss, damage, or injury during construction of the Tenant Improvements,

                                    EXHIBIT B

                         FINAL PLANS AND SPECIFICATIONS

      Reference is hereby made to that certain Industrial Lease Agreement dated _____________, 19_____ by and between Aetna Life Insurance Company, a Connecticut corporation, as landlord ("Landlord"), and_____________________________________________________ , a______________ , as
tenant ("Tenant"), ("Lease Agreement").

      The Final Plans and Specifications (as defined in EXHIBIT B to the Lease Agreement) consist of the following described drawings, specifications and other documents:

Title of Drawing, Specification
or Other Document                                  Date

      The Final Plans and Specifications have been initialed by both Landlord and Tenant and are on file with Landlord.

INITIALS:

Landlord__________________________             Tenant__________________

                                   EXHIBIT B-1

                          COMMENCEMENT DATE MEMORANDUM

LANDLORD:       AETNA LIFE INSURANCE COMPANY
                Adaptive Circuits, A Division of Viko Technologies, Inc.

TENANT:         ___________________________________________________________

LEASE DATE:     September 1, 1991

PREMISES:       1585 - A Mabury Road,
                San Jose, CA  95133

      Tenant hereby accepts the Premises as being in the condition required under the Lease, XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXX

      The Commencement Date of the above referenced Lease is hereby established as September 1, 1991.

                                TENANT:

                                Adaptive Circuits, A Division of Viko
                                Technologies, Inc.
                                _________________________________
                                _________________________________

                                By:  /s/ Pin Patel
                                   ---------------------------------------------

                                Printed Name:      Pin Patel       (handwritten)

                                Title:             V.P. Finance    (handwritten)

                                Approved and agreed:

                                AETNA LIFE INSURANCE COMPANY,
                                A Connecticut corporation

                                By:  /s/ William E. Whitlow
                                   ---------------------------------------------

                                Printed Name:     William E. Whitlow

                                Title:   Second Vice President

                                    EXHIBIT C

                                   ADDENDUM I
                                  MISCELLANEOUS

1. SECURITY DEPOSIT - The security deposit shall be $20,000.00. The security deposit currently held is in the form of a Certificate of Deposit. This CD shall be increased to an amount that will allow Lessor to cash in said certificate and net the full $20,000.00 stipulated, without incurring any penalties for early withdrawal in the event of Tenant's default prior to the maturity of the certificate.

2. ALTERNATIONS AND ADDITIONS - Lessee shall have the right to perform non-structural/interior alterations and additions to the premises without Lessor's approval, at a cost of up to $5,000.00. No exterior or structural work may be performed without Lessor's prior written consent. No work in excess of cost $5,000.00 may be performed without Lessor's prior written consent.

3. ENVIRONMENTAL COVENANTS - Paragraph 32 (b) of the lease shall be deleted in its entirety and replaced as follows:

      (b) Tenant represents, warrants and covenants (i) that it will use and store in, on or about the premises, only those Hazardous Materials that are necessary for Tenant to conduct its business activities on the premises, (ii) that, with respect to any such Hazardous Materials, Tenant shall comply with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use, disposal or cleanup of Hazardous Materials, including, but not limited to, the obtaining of proper permits, and (iii) that it will not dispose of any Hazardous Materials in, on or about the Premises under any circumstances

4. TENANT IMPROVEMENTS - Lessor will provide a $2.00 per square foot Tenant Improvement Allowance ($37,200.00). Tenant shall submit plans and specifications to lessor for written approval prior to commencement of the work and procurement of the permits. All improvements covered under the Tenant Improvement Allowance must be generic, reusable, and not specific to Tenant's use. All work must be performed by a licensed and bonded contractor. Tenant must submit its choice of contractor and architect to Lessor for written approval. Any improvements made in excess of the Tenant Improvements Allowance will be at the sole cost of Tenant. Excess improvements will still require Lessor's prior approval, and a Lessor-approved licensed and bonded contractor must perform the work. Lessor reserves the right to have any excess improvement removed, at Tenant's expense, upon termination of this lease for any reason, restoring the premises to its original condition prior to the excess improvements.

      Lessor and Lessee acknowledge and agree that Lessee shall pay its contractor directly. Upon proof of final payment, Lessor's inspection and approval of the work within 10 working days of notice of completion from lessee, and Lessee's delivery of a full set final building plans to Lessor, Lessor shall pay the applicable Tenant Improvement Allowance to Lessee. Lessor shall in no way be obligated to perform Lessee's obligations under Lessee's contract with its contractor. Lessee hereby agrees to indemnify and hold Lessor harmless and defend Lessor with counsel reasonable satisfactory to lessor from and against any claims, damages, costs, expenses, causes of action, or liabilities of any nature whatsoever, which may be asserted against or incurred by Lessor by virtue of Lessee's contract with its contractor.

                                   ADDENDUM I
                             MISCELLANEOUS (CONT'D)

5. ROOF - Lessor reserves the right to have any roof penetrations (past and present) made by the Lessee, restored to its original condition, at Lessee's sole cost, upon termination of this Lease for any reason. Prior to Lessor's execution of this Lease, Lessee shall deliver to Lessor a map of the existing roof penetrations with a legend describing said penetrations, and a copy of the required permits for each. Any future penetrations will require Lessor's prior written consent Plans and permits for future work must be submitted to facilitate Lessor's consent.

                                   ADDENDUM II
                             RIGHT OF FIRST REFUSAL

1. RIGHT OF FIRST REFUSAL: During the Initial Term of this Lease, if Lessee is not in default in the performance of any of it's obligations under this lease, Lessee shall have a one-time Right of First Refusal ("Right of First Refusal") to lease the contiguous 28,000 sq. ft. space in building #1565 currently leased to USM. This Right of First refusal shall become effecitve upn the failure of USM to exercise its existing option to renew. Should USM fail to renew, Lessee shall have three business days, upon written Notice ("Notice") from Lessor, to exercise this Right of First Refusal.

      Additionally, during the Initial Term of this Lease, Lessee shall have a one-time Right of First Refusal ("Right of First Refusal") to lease the contiguous 23,280 sq. ft. space in building #1605 currently leased to Systec, Inc. This Right of First Refusal shall become effective upon the failure of Systec to exercise its existing option to renew. Should Systec fail to renew, Lessee shall have three business days, upon written Notice ("Notice") from Lessor, to exercise this Right of First Refusal.

      If Lessee fails to notify Lessor as and when required for either or both of the aforementioned rights, it shall be conclusively presumed that Lessee has elected not to lease the Right of First Refusal premises and the respective Right of First refusal shall forever terminate.

2. TERMS AND CONDITIONS: Except for the Base Rent payable for the Right of First Refusal Premises, the commencement date of Lessee's lease of the Right of First Refusal Premises, and the matters set forth in Paragraph 5 of this Addendum II, the Right of the First Refusal Premises shall be leased by Lessee on the same terms and conditions contained in this Lease. Lessee shall be obligated to perform all obligations required of it under the lease as to the Right of First refusal premises, including without limitation, the obligation to pay Base Rent and Lessee's Share of Operating Expenses, as of the commencement date of Lessee's lease of the Right of First refusal premises set forth in the Notice. The term of the Right of First Refusal Premises shall be coterminous with the remaining term of the Initial Term of this Lease.

3. DEFAULT: The Right of First Refusal shall terminate and be of no force and effect if, at the time of the giving of the Notice or on the commencement date of Lessee's lease of the Right of First refusal Premises or at any time in between the giving of the Notice and said commencement date, Lessee is in default pursuant to Paragraph 20 of any of the covenants, conditions or agreements to be performed by it under this Lease.

4. OPTION PERSONAL: The Right of First Refusal is personal to Lessee and may not be assigned, voluntarily or involuntarily; separate from or as a part of the Lease.

5. AMENDMENT: Should Lessee exercise the Right of First Refusal, Lessor and Lessee shall execute and amendment to this Lease which shall amend the definition of the Premises to include the Right of First Refusal Premises, adjust the monthly Base Rent to reflect the monthly Base Rent for the Right of First Refusal Premises, adjust Lessee's Share based on the addition of the Right of First Refusal Premises, and shall provide for other matters as Lessor may reasonably require.

                                  ADDENDUM III
                                 OPTION TO RENEW

      RENEWAL - If Lessee is not in default in the performance of any of its obligations under this Lease, Lessee shall have the option ("Option") and the right to extend the term on all of the provisions contained in this Lease, excluding rental rate and amount of security deposit, for an additional five (5) following the expiration of the initial term, by giving written notice of exercise of said Option ("Option Notice"), to Lessor at least ninety (90) days not more than one hundred eighty (180) days before the expiration of the term. If Lessor does not receive from Lessee written notice of Lessee's exercise of the option within the time stipulated, all rights under this option shall automatically terminate. Time is of the essence herein.

      The initial monthly rent for the extended term (the "Initial Extended Term Rent") shall be at ninety five percent (95%) of the then prevailing market rent for the highest and best use for similar space (the "Fair Rental Value") agreed upon solely by and between Lessor and Lessee and their agents appointed for this purpose. Neither Lessor nor Lessee shall have the right to have a court or any other third party or entity established the Fair Rental Value. If Lessor and Lessee are unable to agree on the Initial Extended Term Rent in writing within thirty (30) days of delivery of the Option Notice, Lessor and Lessee being obligated only to act in good faith, this option shall automatically terminate and the Lease shall terminate at the end of its Initial term.

      In no event shall the rent for any period of the Extended Term be of less than the highest rent charged during the previous term of the Lease. Upon determination of the Initial Extended Term Rent, pursuant to the terms outlined above, the parties shall immediately execute an amendment to the Lease stating the Extended Term and the Initial and the Initial Extended Term Rent.

      Notwithstanding anything to the contrary contained in this lease this option is personal to Lessee and may not be assigned, voluntarily or involuntarily, separate from or as a part of the Lease. Any assignment shall not in any way affect or limit the liability of Lessee pursuant to the Lease. Notwithstanding the timely giving of the Option Notice, if Lessee is in default of any provision of the Lease on the date of the commencement of the Extended Term, at Lessor's option all rights of Lessee under these options shall terminate and be of no force and effect.

                                   Page 1of 1

                               FIRST AMENDMENT TO

                                INDUSTRIAL LEASE

      This First Amendment To Industrial Lease Agreement ("this Amendment") is made effective as of January 22, 1993 by and between AETNA LIFE INSURANCE COMPANY, a Connecticut corporation ("Landlord") and VIKO TECHNOLOGY, INC., a California corporation dba Adaptive Circuits ("Tenant") with reference to the following:

                                    RECITALS

      A. Landlord and Tenant have entered into that certain Industrial Lease Agreement dated September 1, 1991 ("Lease") wherein Landlord leased to Tenant and Tenant leased from Landlord the premises containing approximately 18,600 square feet of space located at 1565-A Mabury Road, San Jose, California ("Premises") for a term of sixty (60) months ending August 31, 1996.

      B. Landlord and Tenant wish to amend the Lease to add additional space to the Premises, to extend the Term, to provide for an increase in the Rent and to add other provisions relating to the expansion of the Premises.

                                    AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant agree as follows.

      1. RECITALS. Landlord and Tenant hereby agree that the hereinabove recitals are true and correct.

      2. DEFINITIONS. Unless otherwise defined in this Amendment, all definitions used in this Amendment shall have the same meaning and definition as given them in the Lease.

      3. EXPANSION OF PREMISES. Effective upon substantial completion of the Additional Tenant Improvements (defined below in Paragraph 8), ("Effective Date"), the 14,800 square feet of space located at 1565 Mabury Road, Unit B, San Jose California (the "Additional Space") as shown on Exhibit A, which is attached to this Amendment and incorporated herein by this reference, shall be added to the Premises and after the Effective Date all references to the Premises shall include the Additional space. After the Effective Date and with the addition of the Additional Space to the Premises, the Premises shall consist of approximately 33,400 square feet of space as shown on Exhibit B, which is attached to this Amendment and incorporated herein by this reference. When the Effective Date has been determined Landlord and Tenant shall enter into a Memorandum of Effective Date setting forth the Effective Date, which Memorandum shall be in the form attached hereto as Exhibit C and incorporated herein by this reference.

      4. EXTENSION OF TERM. The Term of the Lease shall be extended to end on December 31, 1999. The period commencing on the Effective Date and ending on December 31, 1999 is hereinafter sometimes referred to as the "Extended Term".

      5. BASE RENT. Commencing on the Effective Date the Basic Lease Information on page 1 of the Lease and Paragraph 4 (a) of the Lease shall be amended to change the monthly Base Rent as follows:

       Months                 Monthly Base Rent
       ------                 -----------------
Effective Date through          $  8,555.00
month 4 of the Extended
Term

Months 5 through 24
of the Extended Term            $ 12,685.00

Months 25 through 34
of the Extended Term            $ 14,362.00

Months 35 through 46
of the Extended Term            $ 16,032.00

Months 47 through 70
of the Extended Term            $ 16,700.00

Months 71 through the end
of the Extended Term            $ 17,034.00

      6. ADDITIONAL RENT. Commencing on the date which is two (2) months after the Effective Date Paragraph 4(b) of the Lease shall be amended to change Tenant's proportionate share to 47.7%, if calculated on the total area of the Building, and 15.3%, if calculated on the total area of the Mabury Industrial Park.

      7. SECURITY DEPOSIT. The Security Deposit required by Paragraph 6 of the Lease and Paragraph 1 of Addendum I of the Lease shall be increased from $20,000 to $25,000. Said Security Deposit may continue to be in the form of a certificate of deposit approved by Landlord issued by First Interstate Bank or another bank or financial institution acceptable to Landlord and shall be payable to Landlord upon the default of Tenant without any consent or signature of Tenant required. Tenant shall immediately provide Landlord with evidence that the required certificate of deposit is issued. If at any time during the Term there is not a valid certificate of deposit in effect, Landlord may, at its election, make demand upon Tenant to deposit with Landlord cash in the amount of the Security Deposit and Tenant shall within three (3) days from such demand deposit said funds.

      8. ADDITIONAL TENANT IMPROVEMENTS. Subject to the conditions set forth below, Landlord agrees to construct certain improvements in the premises ("Additional Tenant Improvements") and Tenant agrees that Landlord shall have access to the Premises to construct said Additional Tenant Improvements.

            A. DEFINITION. "Tenant Improvements" as used in this Amendment shall include only those generic, standard improvements within the interior portions of the Premises approved by Landlord and which are depicted on the Plans and Specifications (hereafter defined in 8.B. below) or described hereinbelow. "Additional Tenant Improvements" shall specifically not include any alterations, additions, or improvements installed or constructed by Tenant, and any of Tenant's personal property or trade fixtures, nor any non-standard improvements specific to Tenant's use.

            The Additional Tenant Improvements may include:

                  (A) Partitioning, doors, floor coverings, finishes, ceilings, wall coverings and painting, millwork and similar items.

                  (B) Electrical wiring, lighting fixtures, outlets and switches, and other electrical work.

                  (C) Duct work, terminal boxes, defusers and accessories required for the completion of the heating, ventilation and air conditioning systems serving the Premises, including the cost of meter and key control for after-hour air conditioning.

                  (D) Any additional Tenant requirements including, but not limited to odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems.

                  (E) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Building and serving the Premises.

                  (F) All plumbing, fixtures, pipes, and accessories to be installed within the Building and serving the Premises.

            B. PLANS AND SPECIFICATIONS. Landlord may retain an architect or other design professional ("Architect") for the preparation of final working architectural and engineering plans and specifications for the Additional Tenant Improvements ("Plans and Specifications"). Tenant shall cooperate diligently with the Architect and shall furnish within ten (10) days after request therefor, all information required by the Architect for completion of the Plans and Specifications, and shall provide (in writing, if requested by Landlord), not later than three (3) business days after request therefor, any approval or disapproval of the Plans and Specifications which Tenant is permitted to give under this Paragraph 8. Landlord and Tenant shall indicate their approval of the Plans and Specifications by initialing them and attaching them to this Amendment as Exhibit D. Upon completion of the Plans and Specifications and approval thereof by Landlord and Tenant, Landlord will obtain competitive bids from at least four general contractors, one of whom will be selected by Tenant and furnish a copy of all bids to Tenant. Landlord and Tenant shall review each bid on an "open book" basis and shall select a contractor acceptable to both Landlord and Tenant. Tenant's failure to approve or disapprove any matters which Tenant shall be entitled to approve or disapprove pursuant to this Paragraph 8.B. shall be conclusively deemed to be approval of same by Tenant.

            C. LANDLORD TO CONSTRUCT IMPROVEMENTS. When the Plans and Specifications have been approved by Landlord and Tenant, Landlord shall submit such Plans and Specifications to all governmental authorities having rights of approval over the Additional Tenant Improvement work and shall apply for all governmental approvals and building permits. Subject to satisfaction of all conditions precedent and subsequent to its obligations under this Paragraph 8, and further subject to the provisions of 8.F. below, Landlord shall thereafter commence and proceed to complete construction of the Additional Tenant Improvements in a good and workmanlike manner. As of the date of execution of this Amendment the Additional Space contains some materials and equipment of the previous tenant and its creditors, the removal of which is subject to the jurisdiction of the United States Bankruptcy Court. Landlord agrees to diligently pursue the removal of such materials and equipment.

            D. TENANT IMPROVEMENTS ALLOWANCE. Landlord shall provide an allowance for the planning and construction of the Additional Tenant Improvements in the amount of $76,491.00 ("Tenant Improvements Allowance"). This Tenant Improvement Allowance includes $32,091.00 which was not used from the $37,200.00 allowance set forth in Paragraph 4 of Addendum I of the Lease. The provisions of said Paragraph 4 of Addendum I of the Lease shall no longer be applicable or of any effect. The Tenant Improvements Allowance shall be the maximum contribution by Landlord for the Tenant Improvements Cost, as defined in 8.E below. Should the actual cost of planning and constructing those Additional Tenant Improvements depicted on the Plans and Specifications be less than the Additional Tenant Improvements Allowance, the Tenant Improvements Allowance shall be reduced to an amount equal to said actual cost.

            E. TENANT IMPROVEMENTS COST. The Tenant Improvements Cost ("Tenant Improvements Cost") shall include all costs and expenses associated with the design, preparation, approval and construction of the Additional Tenant Improvements, including, but not limited, to the following:

                  (A) All costs of preliminary and final architectural and engineering plans and specifications for the Additional Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

                  (B) All costs of obtaining building permits and other necessary authorizations from local governmental authorities;

                  (C) All costs of interior design and finish schedule plans and specifications including as-built drawings;

                  (D) All direct and indirect costs of procuring, constructing and installing the Additional Tenant Improvements in the Premises, including, but not limited to, the construction management fee of four percent (4%) of the Tenant Improvement Allowance used and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord's contractor in connection with construction of the Additional Tenant Improvements;

                  (E) All fees payable to the Architect and Landlord's engineering firm if they are required by Tenant to redesign any portion of the Additional Tenant Improvements following Tenant's approval of the Final Plans and Specifications; and

                  (F)   Utility connection fees.

In no event shall the Tenant Improvements Cost include any costs of procuring, constructing or installing in the Premises any of Tenant's personal property or trade fixtures.

            F. EXCESS TENANT IMPROVEMENTS COST. If the Tenant Improvements Cost is more than the Tenant Improvements Allowance, then the difference between the Tenant Improvements Cost and the Tenant Improvements Allowance ("Excess Tenant Improvements Cost") shall be paid by Tenant to Landlord in the following manner: (a) the Monthly Base Rent shall be increased by amortizing over the Term of the Lease the amount by which the Excess Tenant Improvements Cost exceeds the Tenant Improvements Allowance up to a maximum Excess Tenant Improvement Cost of Fourteen Thousand Eight Hundred Dollars ($14,800) plus ten percent (10%) interest per annum on such amount, and (b) any Excess Tenant Improvements Cost greater than Fourteen Thousand Eight Hundred Dollars ($14,800) shall be paid by Tenant to Landlord in cash. Any Excess Tenant Improvements Cost to be paid by Tenant in cash shall be paid in a lump sum within ten (10) days of receipt of a statement from Landlord therefore after completion of the Additional Tenant improvements.

            G. CHANGE REQUEST. When the Plans and Specifications have been approved by Landlord, there shall be no changes without Landlord's prior written consent, except for (a) necessary on-site installation variations or minor changes necessary to comply with building codes and other governmental regulations; and (b) changes approved in writing by both parties. Any costs related to such governmentally required or requested and approved changes shall be added to the Tenant Improvements Cost and, to the extent such cost results in Excess Tenant Improvements Cost, shall be paid for by Tenant as and with any Excess Tenant Improvements Cost as set forth in subparagraph 8.F. above. The billing for such additional costs to Tenant shall be accompanied by evidence of the amounts billed as is customarily used in the business. Costs related to changes shall include, without limitation, any architectural or design fees, and Landlord's general contractor's price for effecting the change.

            H. TERMINATION. If the Lease is terminated prior to completion of the Additional Tenant Improvements, for any reason due to the Default of Tenant under the Lease, in addition to any other damages available to Landlord, Tenant shall pay to Landlord, within five (5) days of receipt of a statement therefor, all costs incurred by Landlord through the date of termination in connection with the Additional Tenant Improvements.

            I. INTEREST. Any payments required to be made by Tenant hereunder which are not paid when due shall bear interest at the maximum rate permitted by law from the due date therefore until paid.

            J. DISCLAIMER. Landlord shall have no liability to Tenant in the event construction of the Additional Tenant Improvements is delayed or prevented due to any cause beyond Landlord's reasonable control. Tenant shall take all reasonable precautions to protect against loss, damage to property or injury to person during construction of the Additional

Tenant Improvements, and shall not interfere with the conduct of the Additional Tenant Improvement, work. Tenant shall cooperate with all reasonable directives of Landlord and Landlords contractor in order to minimize any disruption or delay in completion of the Additional Tenant Improvements work. Tenant agrees that it shall have no claim against Landlord for disruption of Tenant's business during the construction of the Additional Tenant Improvements nor be entitled to any offset in Rent as a result of any such disruptions.

      9. RIGHT OF FIRST REFUSAL. Addendum II to the Lease entitled "Right of First Refusal" shall be deleted and the following shall be substituted in its stead as Addendum II:

      During the term of this Lease, Tenant shall have a one-time right of first refusal ("Right of First Refusal") to lease the approximately 19,200 square feet of additional space located in the Building, described as 1565-C Mabury Road, San Jose, California (the "Right of First Refusal Premises") and depicted on Exhibit E, which is attached to this Amendment and incorporated herein by this reference. Upon receipt by Landlord of a proposal acceptable to Landlord from a third party, to lease the Right of First Refusal Premises, Landlord shall offer this Right of First Refusal to Tenant in writing and Tenant shall have two (2) business days in which to notify Landlord in writing of Tenant's election to lease the Right of First Refusal Premises on the same terms and conditions as set forth in the third party offer. Tenant's notice of election to lease shall be accompanied by a deposit in the amount of one month's rent ("Deposit"). If Tenant fails to notify Landlord of Tenant's election to lease said space within the time specified herein or if Tenant's written notification is not accompanied by the Deposit in the amount specified in the previous sentence, it shall be deemed that Tenant has elected not to lease the Right of First Refusal Premises, and the Right of First Refusal granted hereunder shall forever terminate as to the Right of First Refusal Premises.

      At Landlord's election this Right of First Refusal shall terminate and be of no force and effect if, at the time of the giving of the notice by Landlord of the availability of the Right of First Refusal +Premises or at the time Tenant is entitled to occupancy of the Right of First Refusal Premises, Tenant is in Default of the performance of any of the covenants, conditions or agreements to be performed by Tenant under this Lease.

      This Right of First Refusal is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as a part of the Lease.

      Should Tenant exercise the Right of First Refusal, Landlord and Tenant shall immediately enter into a written lease for the Right of First Refusal Premises, which lease shall be in the same form as this Lease with changes made to reflect the terms of the third party offer. Should Tenant fail to enter into a written lease as required by this Paragraph 9, Landlord may at its election retain the Deposit as LIQUIDATED DAMAGES in lieu of any other monetary and/or equitable relief to which Landlord might otherwise be entitled.

      Landlord's Initials:___________           Tenant's Initials:___________

      10. OPTIONS TO EXTEND THE LEASE TERM. Addendum III to the Lease entitled "Option To Renew" shall be deleted and the following shall be substituted in its stead as Addendum III.

            A. FIRST EXTENDED TERM. If Tenant is not in default in the performance of any of its obligations under this Lease, which default has not been cured during the applicable cure period, if any, Tenant shall have the right, at its option, to extend the term of the Lease for five (5) years (the "First Extended Term"). The Lease of the Premises during the First Extended Term shall be upon the same terms, covenants, and conditions as are set forth in the Lease other than Rent and the term of the leasehold. If Landlord does not receive from Tenant written notice of Tenant's exercise of this option by 5 p.m. on June 30, 1999 (the "First Option Notice"), all rights under this Paragraph 10 shall automatically terminate. Time is of the essence herein.

            The monthly Base Rent for the First Extended Term shall be 95% of the current market rent for comparable space (the "FMR") as of July 1, 1999. If Landlord and Tenant are unable to agree on the FMR within ten (10) days after receipt of the First Option Notice, then within five (5) days after the expiration of that period each party, at its cost and by giving written notice to the other party, shall appoint a real estate appraiser with at least five years full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the FMR. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the FMR. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the FMR for the First Extended Term. If they are unable to agree within ten (10) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten
(10) days after the last day the two appraisers are given to set the FMR. If they are unable to agree on the third appraiser, either of the parties to this Lease by giving five (5) days notice to the other party can apply to the then president of the real estate board of the city in which the Premises are located for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

            Within ten (10) days after the selection of the third appraiser, a majority of the appraisers shall set the FMR. If a majority of the appraisers are unable to set the FMR within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the FMR for the Premises. If, however, the low appraisal and/or the high appraisal is/are more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the FMR for the Premises. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the FMR. After the FMR has been set, the appraisers shall immediately notify the parties and the parties shall immediately enter into an amendment setting forth the Rent for the First Extended Term.

            Notwithstanding any provision in this Paragraph 10 to the contrary, in no event shall the Rent for the First Extended Term be less than the highest rent charged during the initial term of the Lease.

            B. SECOND EXTENDED TERM. If Tenant is not in default in the performance of any of its obligations under this Lease, which default has not been cured during the applicable cure period, if any, and if Tenant has exercised its option to extend the Term for the First Extended Term, Tenant shall have the right, at its option, to further extend the term of the Lease for five (5) years (the "Second Extend Term"). The Lease of the Premises during the Second Extended Term shall be upon the same terms, covenants and conditions are set forth in the Lease other than Rent and the term of the leasehold. If Landlord does not receive from Tenant written notice of Tenant's exercise of this option by 5 p.m., on June 30, 2004 (the "Second Option Notice"), all rights under this Paragraph 8 shall automatically terminate. Time is of the essence herein.

      The monthly Rent for the Second Extended Term shall be ninety-five percent (95%) of the current market rent for comparable space (the "FMR) as of July 1, 2004 as agreed upon by Landlord and Tenant. If Landlord and Tenant are unable to agree on the FMR within ten (10) days after receipt by Landlord of the Second Option Notice, then the FMR shall be determined by appraisers as set forth in Paragraph 10.A. above. After the FMR has been set, the appraisers shall immediately notify the parties and the parties shall immediately enter into an amendment setting forth the Rent for the Second Extended Term.

      Notwithstanding any provision in this Paragraph 10 to the contrary, in no event shall the rent for the Second Extended Term be less than the highest rent charged during the First Extended Term of the Lease.

      11. EFFECT. Except as set forth in this Amendment all terms and conditions of the Lease shall remain in full force and effect.

(The following Handwritten insert, No. 12, was written by Bill deCarbonel. It is hard to read but typed here to the best of our ability: 12. Testing/Clause - Tbe letter dated 3/2/93 (Ehhibit F) shall be made apart hereof)

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment to be effective as of the date first above written.

LANDLORD:

AETNA LIFE INSURANCE COMPANY,
A Connecticut corporation

By:  LINCOLN PROPERTY COMPANY,
     N.C., INC., as Manager and Agent
                                                TENANT:

                                                VIKO TECHNOLOGY, INC.,
                                                A California corporation
                                                dba Adaptive circuits

By:      /s/ (unknown)
         ------------------------
Title:   ------------------------               By:       /s/ Bill de Carbonel
                                                          --------------------
                                                Title:      Vice President

MABURY INDUSTRIAL PARK

MABURY ROAD                             SAN JOSE, CALIFORNIA
                                              EXHIBIT A

                                  [FLOOR PLAN]

MABURY INDUSTRIAL PARK

MABURY ROAD                             SAN JOSE, CALIFORNIA
                                              EXHIBIT B

                                  [FLOOR PLAN]

                          MEMORANDUM OF EFFECTIVE DATE

LANDLORD :                      AETNA LIFE INSURANCE COMPANY

TENANT:                         VIKO TECHNOLOGY, INC.

LEASE DATE:                     September 1, 1991, amended by First Amendment
                                dated January_____, 1993

ADDITIONAL SPACE:               14,800 square feet of space located at 1565
                                Mabury Road, Unit B, San Jose, California

      Tenant hereby accepts the Additional Space as being in the condition required under the Lease, with all Additional Tenant Improvements completed (except for minor punchlist items which Landlord agrees to complete).

      The Effective Date of the above-referenced Lease is hereby established as ______________, 1993.

                                                TENANT:

                                                VIKO TECHNOLOGY, INC.,
                                                A California corporation
                                                dba Adaptive Circuirts

                                                By: ___________________________

                                                Printed Name:___________________

                                                Title:__________________________

                                                Approved and agreed:

                                                AETNA LIFE INSURANCE COMPANY,
                                                a Connection corporation

                                                By:    LINCOLN PROPERTY COMPANY
                                                       N.C., INC., as Manager
                                                       and Agent

                                                By:___________________________

                                                Printed Name:___________________

                        EXHIBIT C               Title:__________________________

                            PLANS AND SPECIFICATIONS

                                  (TO BE ADDED)

                       EXHIBIT D

See Original for copy of:

EXHIBIT "E" (Mabury Industrial Park Dwg) and,]

EXHIBIT "F" ( Letter from Lincoln Property dated March 2, 1993, Regarding:
            Adaptive Circuits Renewal and Expansion
            At 1565 A & B Mabury Road andAdaptive Electronics
            Renewal at 1605 A Mabury Road)

                                SECOND AMENDMENT

                                       TO

                                INDUSTRIAL LEASE

      This Second Amendment To Industrial Lease ("this Second Amendment") is made as of the 1st day of August, 1993 ("Amendment Date") by and between AETNA LIFE INSURANCE COMPANY, a Connecticut corporation, ("Landlord") and VIKO TECHNOLOGY, INC., a California corporation, dba Adaptive Circuits ("Tenant") with reference to the following:

                                    RECITALS

      A. Landlord and Tenant have entered into that certain Industrial Lease Agreement dated September 1, 1991("Lease") wherein Landlord leased to Tenant and Tenant leased from Landlord the premises containing approximately 18,600 square feet of space located at 1565-A Mabury Road, San Jose, California ("Premises").

      B. The Lease was amended by that certain First Amendment To Industrial Lease dated as of January 22, 1993 (the "First Amendment") to extend the Term, to add an additional 14,800 square feet of space to the Premises, to provide for additional improvements to be made to the Premises and to make other additions and modifications to the Lease.

      C. Landlord and Tenant wish to further amend the Lease to reflect changes regarding the construction of the Additional Tenant Improvements (as defined in the First Amendment) and to modify the Base Rent.

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

      1. RECITALS. Landlord and Tenant hereby agree that the hereinabove recitals are true and correct.

      2. DEFINITIONS. Unless otherwise defined in this Second Amendment, all definitions used in this Second Amendment shall have the same meaning and definition as given them in the Lease and the First Amendment.

      3. AMENDMENT OF PARAGRAPH 3 OF FIRST AMENDMENT. Paragraph 3 of the First Amendment shall be deleted and the following shall be substituted in its stead:

            "3. EXPANSION OF PREMISES. Effective as of the Amendment Date, the 14,800 square feet of space located at 1565 Mabury Road, Unit B, San Jose, California (the "Additional Space") as shown on Exhibit A, which is attached to this Amendment and incorporated herein by this reference, shall be added to the Premises and after the Amendment Date all references to the Premises shall include the Additional Space. After the Amendment date and with the addition of the Additional Space to the Premises, the Premises shall consist of approximately 33,400 square feet of space as shown on Exhibit B, which is attached to this Amendment and incorporated herein by this reference."

      4. DELETION OF EXHIBIT C OF THE FIRST AMENDMENT. Exhibit C of the First Amendment shall be deleted.

      5. AMENDMENT OF PARAGRAPH 4 OF THE FIRST AMENDMENT. Paragraph 4 of the First Amendment shall be deleted and the following shall be substituted in its stead:

            "4. EXTENSION OF TERM. The term of the Lease shall be extended to end on June 30, 2000."

      6. AMENDMENT OF BASE RENT. Commencing October 1, 1993 the Basic Lease Information on page 1 of the Lease, Paragraph 4(a) of the Lease and Paragraph 5 of the First Amendment shall be amended to change the monthly Base Rent as follows:

             Months                          Monthly Base Rent
-------------------------------------        -----------------
October 1, 1993 - January 31, 1994              $ 8,550.00
February 1, 1994 - September 31, 1995           $12,685.00
October 1, 1995 - July 30, 1996                 $14,362.00
August 1, 1996 - July 30, 1997                  $16,032.00
August 1, 1997 - July 30, 1999                  $16,700.00
August 1, 1999 - June 30, 2000                  $17,034.00

      7. AMENDMENT OF ADDITIONAL RENT. The Basic Lease Information on page 1 of the Lease Paragraph 4(b) and Paragraph 6 of the First Amendment shall be amended to provide that commencing on December 1, 1993 Tenant's proportionate share shall be 47.7%, if calculated on the total area of the Building, and 15.3%, if calculated on the total area of Mabury Industrial Park.

      8. AMENDMENT OF PARAGRAPHS 8 OF THE FIRST AMENDMENT. Paragraph 8 of the First Amendment shall be deleted and the following shall be substituted in its stead:

            "8. ADDITIONAL TENANT IMPROVEMENTS. Tenant agrees to construc certain improvements in the Premises ("Additional Tenant Improvements") subject to the conditions set forth below."

            A. Definition. "Additional Tenant Improvements" as used in this Paragraph 8 shall be those improvements to the interior portions of the Premises depicted on those certain Plans and Specifications prepared by Lincoln Property Company Northern California Inc., Space Planning Division, ("LPC Design") dated May 27, 1993 and approved by Tenant on June 17, 1993 (the "Plans and Specifications"). There shall be no changes to the Plans and Specifications without Landlord's prior written consent.

            B. Tenant To Construct Additional Tenant Improvements. Tenant shall submit the Plans and Specifications to all governmental authorities having rights of approval over the Additional Tenant Improvement work and shall apply for all required governmental approvals and building permits. Upon obtaining all required permits and approvals, Tenant shall commence and diligently proceed to complete the construction of the Additional Tenants Improvements in a good and workmanlike manner. All construction shall be completed with contractors and subcontractors approved by the Landlord. Prior to the commencement of construction Tenant shall provide Landlord with (i) a copy of all fully executed contracts relating to the Additional Tenant Improvement work and (ii) a list of all contractors, subcontractors and material suppliers involved in the construction of the Additional Tenant Improvements. All construction shall be supervised by Lincoln Property Company Northern California Inc., Construction Division ("LPC Construction").

            C. Additional Tenant Improvements Allowance. Landlord shall provide an allowance for the planning and construction of the Additional Tenant Improvements in the amount of Seventy-Six Thousand Four Hundred Ninety-One Dollars ($76,491.00) ("Additional Tenant Improvements Allowance"). This Additional Tenant Improvement Allowance includes $32,091.00 which was not used from the $37,200.00 allowance set forth in Paragraph 4 of Addendum I of the Lease. The provisions of said Paragraph 4 of Addendum I of the Lease shall no longer be applicable or of any effect. Should the actual cost of planning and constructing the Additional Tenant Improvements depicted on the Plans and Specifications be less than the Additional Tenant Improvements Allowance, the Additional Tenant Improvements Allowance shall be reduced to an amount equal to said actual cost.

            D. Additional Tenant Improvement Cost. The Additional Tenant Improvements Cost ("Additional Tenant Improvements Cost") shall include all costs and expenses associated with the design, preparation, approval and construction of the Additional Tenant Improvements, including, but not limited, to the following:

                  (a) All costs of preliminary and final architectural and engineering plans and specifications for the Additional Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

                  (b) All costs of obtaining building permits and other necessary authorizations from local and governmental authorities;

                  (c) All costs of interior design and finish schedule plans and specifications including as-built drawings;

                  (d) All direct and indirect costs of procuring, constructing and installing the Additional Tenant Improvements in the Premises, including, but not limited to, the construction management fee of LPC Construction as set forth in Paragraph 3.f.(d) below.

                  (e) All fees payable to the LPC Design and Landlord's engineering firm if they are required by Tenant to redesign any portion of the Additional Tenant Improvements; and

                  (f)   Utility connection fees.

In no event shall the Additional Tenant Improvements Cost include any costs of procuring, constructing or installing in the Premises any of Tenant's personal property or trade fixtures.

            E. Excess Tenant Improvements Cost. If the Additional Tenant Improvements Cost is more than the Additional Tenant Improvements Allowance, then the difference between the Additional Tenant Improvements cost and the Additional Tenant Improvements Allowance ("Excess Tenant Improvements Cost") shall be advanced by Landlord up to a maximum amount of Fourteen Thousand Eight Hundred Dollars ($14,800.00) and shall be repaid by Tenant to Landlord in the following manner: (a) The Monthly Base Rent shall be increased by amortizing over the Term of the Lease the amount by which the Excess Tenant Improvements Cost exceeds the Additional Tenant Improvements Allowance up to a maximum Excess Tenant Improvement Cost of Fourteen Thousand Eight Hundred Dollars ($14,800.00) plus ten percent (10%) interest per annum on such amount.

            F. Payment of Additional Tenant Improvements Allowance and Excess Tenant Improvements Cost. Tenant shall pay all contractors, subcontractors, and suppliers. Landlord will reimburse Tenant up to the total amount of the Additional Tenant Improvements Allowance and Excess Tenant Improvements Cost subject to the following conditions:

                  (a) Progress payments to Tenant will be made on a pro rata basis in the proportion that the total of the Additional Tenant Improvements Allowance and Excess Tenant Improvements Cost ($91,291.00) bears to the total Additional Tenant Improvements Cost and the percentage of the Additional Tenant Improvement work which is completed on the date the payment is requested by tenant, with a deduction therefrom for retention of ten percent (10%). For example, if the total Additional Tenant Improvements Cost is $136,936.50 and at the time Tenant requests a progress payment the Additional Tenant Improves work is fifty percent (50%) complete, the progress payment to be paid by Landlord to Tenant would be $41,286.36, calculated as follows:

                  $136,936.50 (total Additional Tenant Improvements Cost) multiplied by 50% (percentage complete) with $68,468.25 (the product) multiplied by 0.67 (the quotient of $91,291.00 [total of the Additional Tenant Improvements Allowance and the Excess Improvements Cost] divided by $136,936.50 [total Additional Tenants Improvements Cost] to equal $45,873.73, with ten percent (10%) deducted for retention for a progress payment of $41,286.36($45,873.73 minus $4,587.37);

                  (b) Ten percent of any progress payment will be retained by Landlord from all billings and will be paid to Tenant thirty one (31) days following delivery to Landlord of a recorded notice of completion accompanied by unconditional lien releases from all contractors, subcontractors and suppliers performing work or supplying material with regard to the construction of the Additional Tenant Improvements;

                  (c) Tenant shall submit proof of payment for any amount to be paid to Tenant along with a conditional lien release from any contractor, subcontractor or supplier for which Tenant has submitted a request for payment for any current progress payment and an unconditional lien release from such contractor, subcontractor or supplier for the total of any prior progress payments previously made to Tenant for payment to such contractor, subcontractor or supplier; and

                  (d) Landlord shall fund to LPC Construction for construction supervision from the Additional Tenant Improvements Allowance and the Excess Improvements Cost a flat fee of Three Thousand Dollars ($3,000.00) for services during twelve (12) weeks of construction. If construction of the Additional Tenant Improvements continues for more than twelve weeks, then LPC Construction shall be paid additional actual fees at the rate of $100.00 per hour.

      9. PAYMENT OF ATTORNEY'S FEES. Tenant shall within fifteen (15) days of receipt of invoice from Landlord pay to Landlord the actual attorney's fees and costs incurred by Landlord for the preparation of this Second Amendment.

      10. REPRESENTATION OF TENANT. Tenant represents and warrants to Landlord that the person executing this Second Amendment on behalf of Tenant has the full right and authority to execute this Second Amendment on behalf of Tenant and to bind Tenant without the consent or approval of any other person on entity. Tenant shall on or before executing this Second Amendment deliver to Landlord a true and correct copy of Tenant's most recent Statement by Domestic Stock Corporation filed with the California Department of Corporations.

      11. EFFECT. Except as set forth in this Second Amendment, all terms and conditions of the Lease as amended by the First Amendment shall remain in full force and effect.

Dated: 8/16/93                                 TENANT:

                                               VIKO TECHNOLOGY, INC.,
                                               A California corporation, dba
                                               Adaptive Circuits

                                               By:   /s/ Bill de Carbonel
                                                     -----------------------
                                               Title:      Vice President

Dated: 9/21/93                                 LANDLORD:

                                               AETNA LIFE INSURANCE COMPANY,
                                               A Connecticut corporation

                                               By:   Lincoln Property Company
                                                     Management Services, Inc.,
                                                     as Manager and Agent

                                               By:   /s/ (unknown)
                                                     ------------------------
                                               Title:      V.P. Operations

                       THIRD AMENDMENT TO LEASE AGREEMENT

This Third Amendment to Lease Agreement (the "Amendment") is made and entered into as of February 17, 1999, by and between MILPITAS INDUSTRIAL PROPERTIES, INC., A DELAWARE CORPORATION ("LANDLORD"), AND VIKO TECHNOLOGY, INC., A CALIFORNIA CORPORATION DBA ADAPTIVE CIRCUITS ("TENANT"), with reference to the following facts.

                                    RECITALS

      A. Aetna Life Insurance Company, a Connecticut corporation (`Original Landlord") and Tenant have entered into that certain Lease Agreement dated as of September 1, 1991 and that certain First Amendment dated as of January 23, 1993 (the "First Amendment") and that certain Second Amendment dated as of August 1, 1993, (hereinafter, collectively the "Lease") for the leasing of certain premises consisting of approximately 33,400 rentable square feet located at 1565 A & B Mabury Road, San Jose, California (the "Premises") as such Premises are more fully described in the Lease.

      B. In connection with the sale by Original Landlord to Landlord of certain real property of which the Premises is a part, effective as of December 21, 1994, Original Landlord assigned all of its rights, title and interest in, to and under the Lease to Landlord assumed the obligations of Original Landlord under the Lease to the extent such obligations first arise and accrue on or after December 21, 1994.

      C. Landlord and Tenant now wish to amend the Lease to provide for, among other things, the extension of the Term of the Lease, all upon and subject to each of the terms, conditions, and provisions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

            1. Recitals: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

            2. Term. The Term of the Lease shall be extended from July 1, 2000 to June 30, 2005 (the "First Extended Term").

            3. Base Rent. The Basic Lease Information and Section 4 of the Lease are hereby modified to provide that during the First Extended Term of the Lease the monthly Base Rent payable by Tenant to Landlord, in accordance with the provisions of
                  Section 4 of the Lease shall be in accordance with the following schedule:

     Period                                            monthly Base Rent
-----------------                                      -----------------
 7/1/00 - 6/30/01                                          $27,722.00
 7/1/01 - 6/30/02                                          $28,724.00
 7/1/02 - 6/30/03                                          $30,060.00
 7/1/03 - 6/30/04                                          $31,396.00
 7/1/04 - 6/30/05                                          $32,732.00

            4. Option to Extend the Term: The parties hereby acknowledge and agree that Tenant did exercise the Option to Extend the First Extended Term of the Lease in accordance with the terms and condition set forth in Section 10 of the First Amendment. Tenant further acknowledges and agrees that: 1) the Option to Extend the First Extended Term of the Lease is of no further force and effect; 2) pursuant to the terms and conditions of
                  Section 10 of the First Amendment, Tenant has an additional right to extend the term of the Lease for five years (the "Second Extended Term").

            5. Grant of Third Extension Option. Subject to the provisions, limitations and conditions set forth in Paragraph d below, Tenant shall have an Option ("Option") to extend the Second Extended Term of the Lease for five (5) years (the "Third Extended Term").

                  a. Tenant's option Notice. If Landlord does not receive written notice from Tenant of its exercise of this Option on a date which is not more than three hundred sixty (360) days nor less than two hundred forty (240) days prior to the end of the Second Extended Term of the Lease (the "Option Notice"), all rights under this Option shall automatically terminate and shall be of no further force or effect.

                  b. Establishing the Initial Monthly Base Rent for the Third Extended Term. The Initial monthly Base Rent for the Third Extended Term shall be the then current market rent for similar space within the competitive market area of the Premises (the "Fair Rental Value"). "Fair Rental Value" of the premises means the fair market rental value of the premises as of the commencement of the Third Extended Term, taking into consideration all relevant factors, including length of term, the uses permitted under the Lease, the quality, size, design and location of the Premises, including the condition and value of existing tenant improvements, and the monthly base rent paid by tenants for premises comparable to the Premises, and located within the competitive market are of the Premises as reasonably determined by Landlord.

                  Neither Landlord nor Tenant shall have the right to have a court or any other third party entity establish the Fair Rental Value. If Landlord and Tenant are unable to agree on the Fair Rental Value for the Third Extended Term within ten
                  (10) days of receipt by Landlord of the Option

                  Notice, Landlord and Tenant being obligated only to act in good faith, this Option shall automatically terminate and the Lease shall terminate at the end of its Second Extended Term.

                  In no event shall the monthly Base Rent for any period of the Third Extended Term be less than the highest monthly Base Rent charged during the Second Extended Term of the Lease. Upon determination of the initial monthly Base Rent for the Third Extended Term in accordance with the terms outlined above, Landlord and Tenant shall immediately execute, at Landlord's sole option, either the standard lease agreement then in use by Landlord, or an amendment to this Lease. Such new lease agreement or amendment, as the case may be, shall set forth among other things, the initial monthly Base Rent for the Third Extended Term and the actual commencement date and expiration date for the Third Extended Term. Tenant shall have no other right to extend the term of the Lease under this Amendment unless Landlord and Tenant otherwise agree in writing.

                  c. Condition of Premises and Brokerage Commissions for the Extended Term. If tenant timely and properly exercises this Option, in strict accordance with the terms contained herein:
                  (1) Tenant shall accept the premises in its then "As Is" condition and, accordingly, Landlord shall not be required to perform any additional improvements to the premises; and (2) Tenant hereby agrees that it will be solely responsible for any and all brokerage commissions and finder's fees payable to any broker now or hereafter procured or hired by Tenant or who otherwise claims a commission based on any act or statement of Tenant ("Tenant's Broker") in connection with the Option; and Tenant hereby further agrees that Landlord shall in no event or circumstances be responsible for the payment of any such commissions and fees to Tenant's Broker.

                  d. Limitations On, and Conditions To, Extension Option. This Option is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. At Landlord's option, all rights of Tenant under this Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in default at any time during the Second Extended Term of the Lease, or is currently in dafault of any provisions of the Lease; and /or (2) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises; and/or (3) Tenant's financial condition is unacceptable to Landlord at the time the Option Notice is delivered to Landlord; and/or (4) Tenant has failed to properly exercise this Option in a timely manner in strict accordance with the provisions of this Amendment; and/or (5) Tenant no longer has possession of all or any part of the Premises under the Lease, or if the lease has been terminated earlier, pursuant to the terms of the Lease.

                  6. Time is of the Essence. Time is of the essence with respect to each and every time period described in this Amendment.

                  7. Condition of Premises: Tenant acknowledges and agrees that its possession of the Premises after July 1, 2000 is a continuation of Tenants' possesion of the Premises under the lease. Tenant is familiar with the condition of the Premises, and agrees to accept the Premises in their existing condition "AS IS", without any obligation of Landlord to remodel, improve or alter the Premises, to perform any other construction or work of improvement upon the premises, or to provide Tenant with any construction or refurbishing allowance.

                  8. Brokers. Tenant warrants that it has no dealing with any real estate broker or agent in connection with the negotiation of this Amendment whose commission shall be payable by Landlord. If Tenant has dealt with any person, real estate broker or agent with respect to this Amendment, Tenant shall be solely responsible for the payment of any fee due said person or firm, and Tenant shall hold Landlord free and harmless against any liability with respect thereto, including attorneys' fees and costs.

                  9. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

                  10. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

                  11. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

                  12. The terms and provisions of the Llease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

TENANT:

Viko Technology, Inc.,
A California corporation
dba Adaptive Circuits

By:         /s/ Bill de Carbonel
            ------------------------

Its:        V.P.

Date:       2/19/99

LANDLORD:

MILPITAS INDUSTRIAL PROPERTIES, INC.,
A Delaware Corporation

By:         /s/ Perter b. Ward
            ------------------------

Its:        Vice President

Date:       2/26/99